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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hewitt Associates, Inc. Global Stock and Incentive Compensation Plan of our report dated May 9, 2002 with respect to the combined financial statements of Hewitt Associates LLC and Affiliates, included in the Registration Statement (Form S-1, No. 33-84198) and related Prospectus of Hewitt Associates, Inc. for the registration of 12,822,500 shares of its Class A Common Stock.

     We also consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated June 10, 2002 on the pro forma combined financial information for Hewitt Associates LLC and Affiliates, included in the Registration Statement (Form S-1, No. 33-84198) and related Prospectus of Hewitt Associates, Inc. for the registration of 12,822,500 shares of its Class A Common Stock.

                                                     /s/ Ernst & Young LLP

Chicago, Illinois

June 26, 2002